. SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN A PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ]   Preliminary Proxy Statement
[  ]   Confidential,  for  Use of the  Commission  Only  (as  permitted  by
       Rule 14a-6(e)(2))
[  ]   Definitive Proxy Statement
[X ]   Definitive Additional Materials
[  ]   Soliciting Material Under Rule 14a-12

                             THE WORLD FUNDS, INC.
               (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)   Title of each class of securities to which transaction applies:

      2)   Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      4)   Proposed maximum aggregate value of transaction:

      5)   Total fee paid:

[   ] Fee paid previously with preliminary materials.
[   ] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

      2) Form, Schedule or Registration Statement No.:

      3) Filing Party:

4) Date Filed:

[logo goes here]
                                                                  April 17, 2006


                  IMPORTANT NOTICE REGARDING YOUR INVESTMENT

Dear Shareholder:

As discussed in the proxy statement that we previously mailed to you, the Special Meeting of Shareholders of Dividend Capital Realty Income Fund, a series of The World Funds, Inc., is scheduled for April 28, 2006. Our records indicate that we have not received your voting instructions. Please take a moment now to cast your vote so that your shares may be represented at the Special Meeting. Another copy of your ballot(s) has been enclosed. The ballot contains the following item on which your vote is important:

1.    Approval of the New Advisory Agreement

Should you have any questions regarding the proposal or to vote your proxy by phone, please call the toll-free number 1-800-773-9143. The voting options below have been set up for your convenience.

1. Vote by Telephone. You may cast your vote by calling 1-800-773-9143. Representatives are available to take your voting instructions Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

2. Vote by Touch-tone Phone. You may cast your vote by telephone by calling the toll-free number found on the enclosed proxy card.

3. Vote Through the Internet. You may cast your vote using the Internet by logging into the Internet address located on the enclosed proxy card and following the instructions on the website.

4. Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided. If convenient for you, please utilize one of the first two options above to insure that your response is received in time for the Special Meeting on April 28th.

      Please utilize one of the options above to vote your shares today.

Again, please do not hesitate to call toll-free 1-800-773-9143 if you have any questions regarding this matter. If you have voted since the mailing of this letter, we apologize for the follow up mailing and thank you for your participation.

Thank you for your assistance with this important matter.

Sincerely,

/s/ Karen Shupe

Karen Shupe
Secretary

[logo goes here]

                                                                  April 17, 2006



                  IMPORTANT NOTICE REGARDING YOUR INVESTMENT


Dear Shareholder:

As discussed in the proxy statement that we previously mailed to you, the Special Meeting of Shareholders of Dividend Capital Realty Income Fund, a series of The World Funds, Inc., is scheduled for April 28, 2006. Our records indicate that we have not received your voting instructions. Please take a moment now to cast your vote so that your shares may be represented at the Special Meeting. Another copy of your ballot(s) has been enclosed. The ballot contains the following item on which your vote is important:

1.     Approval of the New Advisory Agreement

Should you have any questions regarding the proposal or to vote your proxy by phone, please call the toll-free number 1-800-773-9143. The voting options below have been set up for your convenience.

   1. Vote by Telephone. You may cast your vote by calling 1-800-773-9143. Representatives are available to take your voting instructions Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

   2. Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided. If convenient for you, please utilize the first option above to insure that your response is received in time for the Special Meeting on April 28th.

      Please utilize one of the options above to vote your shares today.

Again, please do not hesitate to call toll-free 1-800-773-9143 if you have any questions regarding this matter. If you have voted since the mailing of this letter, we apologize for the follow up mailing and thank you for your participation.

Thank you for your assistance with this important matter.

Sincerely,

/s/ Karen Shupe
Karen Shupe
Secretary